Exhibit 99.1

ALTRIA MAKES $12.8 BILLION MINORITY INVESTMENT IN JUUL TO

ACCELERATE HARM REDUCTION AND DRIVE GROWTH

Altria and JUUL sign service agreements to accelerate JUUL’s success switching adult smokers; JUUL has the unique opportunity to reach adult smokers through prime retail shelf space, inserts in cigarette packs and adult smoker database

JUUL will remain fully independent

RICHMOND, Va.—December 20, 2018—Altria Group, Inc. (Altria) (NYSE: MO) today announces it signed and closed a $12.8 billion investment in JUUL Labs, Inc. (JUUL), the U.S. leader in e-vapor. The service agreements will accelerate JUUL’s mission to switch adult smokers to e-vapor products. Altria’s investment represents a 35% economic interest in JUUL, valuing the company at $38 billion. JUUL will remain fully independent.

“We are taking significant action to prepare for a future where adult smokers overwhelmingly choose non-combustible products over cigarettes by investing $12.8 billion in JUUL, a world leader in switching adult smokers,” said Howard Willard, Altria’s Chairman and Chief Executive Officer. “We have long said that providing adult smokers with superior, satisfying products with the potential to reduce harm is the best way to achieve tobacco harm reduction. Through JUUL, we are making the biggest investment in our history toward that goal. We strongly believe that working with JUUL to accelerate its mission will have long-term benefits for adult smokers and our shareholders.”

“Altria’s investment sends a very clear message that JUUL’s technology has given us a truly historic opportunity to improve the lives of the world’s one billion adult cigarette smokers,” said Kevin Burns, Chief Executive Officer of JUUL. “This investment and the service agreements will accelerate our mission to increase the number of adult smokers who switch from combustible cigarettes to JUUL devices.”

JUUL will remain fully independent and will have access to Altria’s best-in-class infrastructure and services. As part of the service agreements:

•

Altria will provide JUUL access to its premier innovative tobacco products retail shelf space, allowing JUUL’s tobacco and menthol-based products to appear alongside combustible cigarettes. JUUL’s flavored products will continue to only be available on JUUL.com.

•	Altria will enable JUUL to reach adult smokers with direct communications through cigarette pack inserts and mailings to adult smokers via Altria companies’ databases.

•

Altria will apply its logistics and distribution experience to help JUUL expand its reach and efficiency and JUUL will have the option to be supported by Altria’s sales organization, which covers approximately 230,000 retail locations.

An Extraordinary E-vapor Company with a Strong Product Pipeline

Fueled by its unique and innovative Silicon Valley approach to product development and founded by former smokers, JUUL has rapidly built an industry-leading position by satisfying adult tobacco consumers with its differentiated e-vapor products.

JUUL has quickly grown both revenue and share, and today represents approximately 30% of the total U.S. e-vapor category.1 JUUL has a deep innovation pipeline and currently operates in eight countries, with rapid international expansion plans.

“This is a unique and compelling opportunity to invest in an extraordinary company, the fastest growing in the U.S. e-vapor category. We are excited to support JUUL’s highly-talented team and offer our best-in- class services to build on their tremendous success,” added Willard.

Advances Altria’s Long-Term Tobacco Harm Reduction Goal

In 2000, Altria became the first and only company in the industry to support FDA regulation of tobacco products, an important step to providing accurate and scientifically-grounded communications about reduced-risk products to smokers.

Today, the FDA has regulatory authority over all tobacco products, and the FDA distinguishes between the harm associated with combustible versus non-combustible products.

Altria will participate in the e-vapor category only through JUUL. The investment complements Altria’s non-combustible offerings in smokeless and heat-not-burn, upon FDA authorization of IQOS.

Commitment to Underage Tobacco Prevention

Altria and JUUL are committed to preventing youth from using any tobacco products. As recent studies have made clear, youth vaping is a serious problem, which both Altria and JUUL are committed to solve. As JUUL previously said, “Our intent was never to have youth use JUUL products. But intent is not enough, the numbers are what matter, and the numbers tell us underage use of e-cigarette products is a problem.”

As a result, JUUL recently began implementing a number of actions to prevent underage vaping, including stopping the sales of flavored products to retail stores, enhancing age-verification for its online sales, eliminating social media accounts and developing further technology solutions.

JUUL believes that it cannot fulfill its mission to provide the world’s one billion adult smokers with a true alternative to combustible cigarettes if youth use continues unabated. Together, JUUL and Altria will work to prevent youth usage through their announced initiatives, further technological developments and increased advocacy for raising the minimum age of purchase for all tobacco products to 21.

[1]	Includes open- and closed-systems across all trade channels; Source: Altria Client Services estimate

Positioning Altria for Long-Term Growth

Building on Altria’s previously announced growth investment in Cronos Group Inc. (Cronos Group), Altria believes its investment in JUUL strengthens its financial profile and enhances future growth prospects.

Altria continues to position its business to return value for shareholders over the long-term through earnings growth and dividends. Altria expects its growth to be driven by maximizing income from its wholly-owned operating companies and increasing contributions from its equity and strategic investments. Altria’s service companies will contribute their strong capabilities to enhance value creation in both its wholly-owned subsidiaries and, when appropriate, its investments.

Strategic Rationale

•	Provides significant stake in the largest and fastest growing e-vapor company with a highly-talented management team, successful in-market products and strong innovation pipeline.

•	JUUL will remain independent and retain complete operational autonomy to capitalize on its entrepreneurial success.

•	Provides exposure to strong revenue and volume growth opportunity with attractive unit economics.

•	Investment in the leading U.S. e-vapor company complements Altria’s non-combustible product portfolio.

•	Exposure to significant international growth plans and global e-vapor profit pool.

•	Better positions Altria with adult smokers interested in alternatives while continuing to compete vigorously in all other tobacco product markets.

Key Transaction Terms

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Altria signed and closed an agreement with JUUL, the U.S. leader in e-vapor, to invest $12.8 billion in cash for non-voting convertible common shares of JUUL, representing 35% of JUUL’s outstanding capital stock as of the closing date.

•

As part of this investment, JUUL signed service agreements with Altria to accelerate its mission to switch adult smokers. Proceeds will be used to return capital to employees and shareholders and create a fortified $1 billion balance sheet to expedite product development and market access.

•

Upon antitrust clearance, Altria’s 35% non-voting shares will automatically convert to 35% voting shares, and Altria will be able to appoint directors representing one-third of JUUL’s Board of Directors.

•	Altria receives a broad pre-emptive right to purchase shares to maintain its ownership percentage.

•

Altria will be subject to a standstill agreement under which it may not acquire additional JUUL shares above its 35% interest. Altria agrees not to sell or transfer any JUUL common shares for six years from closing.

•	Altria will participate in the e-vapor business only through JUUL as long as Altria is supplying JUUL services, which Altria is committed to doing for at least six years.

A copy of the Purchase Agreement will be filed with the Securities and Exchange Commission (SEC) on Form 8-K.

Financing

Altria financed the JUUL stock purchase through a $14.6 billion term loan facility arranged by JPMorgan Chase Bank, N.A. $1.8 billion of the facility remains undrawn and may be used by Altria to finance its recently announced investment in Cronos Group. Altria may consider seeking permanent financing in the future.

Financial Implications

Accounting Treatment

Altria will initially account for its JUUL investment as an investment in an equity security. Upon antitrust clearance, Altria expects to account for its investment in JUUL under the equity method of accounting.

Cost Reduction Program

Altria also announces today a cost reduction program designed to deliver approximately $500 million to $600 million in annualized cost savings by the end of 2019. This program will include, among other things, reducing third-party spending across the business and workforce reductions. Altria expects this program to offset most of the interest expense associated with the debt incurred to finance the JUUL and Cronos Group investments.

Altria estimates total pre-tax restructuring charges in connection with the cost reduction program to be in a range of approximately $230 million to $280 million, or $0.09 per share to $0.11 per share, the majority of which is expected to be recorded in the fourth quarter of 2018. The estimated charges, substantially all of which will result in cash expenditures, relate primarily to employee separation costs of approximately $190 million to $220 million and other costs of approximately $40 million to $60 million.

The estimated charges do not reflect the non-cash impact that may result from pension settlement and curtailment accounting.

2018 Full-Year Guidance

Altria reaffirms its guidance for 2018 full-year adjusted diluted earnings per share (EPS) to be in a range of $3.95 to $4.03, representing a growth rate of 16.5% to 19% from an adjusted diluted EPS base of $3.39 in 2017 as shown in Schedule 1. This guidance range excludes the special items for the first nine months of 2018 shown in Schedule 1, as well as fourth-quarter 2018 estimated charges of approximately $0.23 per share to $0.25 per share. Substantially all of the fourth quarter 2018 estimated charges relate to asset impairment and exit costs for the previously announced discontinuation of Nu Mark’s e-vapor products and market removal of its pod-based products, restructuring charges for the cost reduction program, and acquisition-related costs associated with the investment in JUUL.

Altria’s full-year adjusted diluted EPS guidance excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, gain/loss on AB InBev/SABMiller plc

(SABMiller) business combination, AB InBev special items, certain tax items, charges associated with tobacco and health litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).

Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS because these items, which could be significant, may be infrequent, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, its adjusted diluted EPS guidance.

The factors described in the “Forward-Looking and Cautionary Statements” section of this release represent continuing risks to Altria’s forecast.

Long-term Financial Goals

Altria expects to provide its 2019 full-year earnings guidance in January with its 2018 fourth-quarter earnings release, though Altria currently expects 2019 adjusted diluted EPS guidance to be slightly below the low end of its long-term 7% to 9% adjusted diluted EPS growth aspiration as a result of the debt incurred in connection with its investments in JUUL and Cronos Group.

Altria maintains its long-term financial goals to grow adjusted diluted EPS at an average annual rate of 7% to 9% and to maintain a dividend payout ratio target of approximately 80% of adjusted diluted EPS.

Advisors

Perella Weinberg Partners LP and J.P. Morgan Securities LLC are the financial advisors to Altria. Wachtell, Lipton, Rosen & Katz is providing legal counsel to Altria for the deal. Hunton Andrews Kurth LLP is providing legal counsel to Altria regarding the financing.

Goldman Sachs is the financial advisor to JUUL. Pillsbury, Winthrop, Shaw, Pittman and Cleary, Gottlieb, Steen & Hamilton are providing legal counsel to JUUL.

Conference Call

A conference call with the investment community and news media hosted by Howard Willard and other members of Altria’s senior leadership team will be webcast at 9:00 a.m. Eastern Time on Thursday, December 20, 2018.

Access to the webcast is available at www.altria.com/webcasts and via the Altria Investor app.

Altria’s Profile

Altria’s wholly-owned subsidiaries include Philip Morris USA Inc. (PM USA), U.S. Smokeless Tobacco Company LLC (USSTC), John Middleton Co. (Middleton), Sherman Group Holdings, LLC and its subsidiaries (Nat Sherman), Nu Mark LLC (Nu Mark), Ste. Michelle Wine Estates Ltd. (Ste. Michelle) and Philip Morris Capital Corporation (PMCC). Altria holds an equity investment in Anheuser-Busch InBev SA/NV (AB InBev).

The brand portfolios of Altria’s tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen® and Skoal®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, Columbia Crest®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™, Torres® and Villa Maria Estate™ products in the United States. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission. More information about Altria is available at altria.com and on the Altria Investor app.

Forward-Looking and Cautionary Statements

This release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the possibility that regulatory approvals required for the conversion of the shares into voting shares may not be obtained in a timely manner, if at all; and that such approvals may be subject to unanticipated conditions. Other important factors include the possibility that the expected benefits of the transaction may not materialize in the expected manner or timeframe, if at all; the potential inaccuracy of the financial projections (including, without limitation, projections relating to JUUL’s domestic growth and international expansion); prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; the risk that Altria is not able to secure permanent financing for the transaction on favorable terms, if at all, and the risk of a downgrade in Altria’s credit ratings; risks that the transaction disrupts JUUL’s current plans and operations; the fact that Altria’s reported earnings and financial position and any future dividends paid by JUUL on shares owned by Altria may be adversely affected by tax and other factors, including the risks encountered (including, without limitation, regulatory and litigation risks) and decisions made by JUUL in its business; risks related to the investment disrupting Altria, JUUL or their respective management; and risks relating to the effect of announcement of the transaction on JUUL’s ability to retain and hire key personnel or on its relationships with customers, suppliers and other third parties.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the projections and forward-looking statements included in this press release are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the period ended September 30, 2018. These factors include the following: significant competition; changes in adult consumer preferences and demand for Altria’s operating companies’ products; fluctuations in raw material availability, quality and price; reliance on key facilities and suppliers; reliance on critical information systems, many of which are managed by third-party service providers; fluctuations in levels of customer inventories; the effects of global, national and local economic and market conditions; changes to income tax laws; federal, state and local legislative activity, including actual and potential federal and state excise tax increases; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases and concluded tobacco litigation settlements, consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and, from time to time, governmental investigations.

Furthermore, the results of Altria’s tobacco businesses are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to evolving adult consumer preferences; to develop, manufacture, market and distribute products that appeal to adult tobacco consumers (including, where appropriate, through arrangements with, and investments in, third parties); to improve productivity; and to protect or enhance margins through cost savings and price increases.

Altria and its tobacco businesses are also subject to federal, state and local government regulation, including by the FDA. Altria and its subsidiaries continue to be subject to litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the companies’ understanding of applicable law, bonding requirements in the limited number of jurisdictions that do not limit the dollar amount of appeal bonds and certain challenges to bond cap statutes.

In addition, the factors related to Altria’s investment in AB InBev include the following: the risk that Altria’s equity securities in AB InBev are subject to restrictions on transfer until October 10, 2021; the risk that Altria’s reported earnings from and carrying value of its equity investment in AB InBev and the dividends paid by AB InBev on shares owned by Altria may be adversely affected by unfavorable foreign currency exchange rates and other factors, including the risks encountered by AB InBev in its business; the risk that the tax treatment of Altria’s transaction consideration from the AB InBev/SABMiller business combination and the accounting treatment of its equity investment are not guaranteed; and the risk that the tax treatment of Altria’s investment in AB InBev may not be as favorable as Altria anticipates.

Altria cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.

Altria Client Services	Altria Client Services
Investor Relations	Media Relations
804-484-8222	804-484-8897

Schedule 1

ALTRIA GROUP, INC.

and Subsidiaries

Reconciliation of GAAP and non-GAAP Measures

(dollars in millions, except per share data)

(Unaudited)

Reconciliation of Altria’s First Nine Months of 2018 Adjusted Results

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
For the nine months ended September 30, 2018
2018 Reported	$7,631	$1,915	$5,716	$5,713	$3.02
NPM Adjustment Items	(145)	(36)	(109)	(109)	(0.06)
Tobacco and health litigation items	119	30	89	89	0.05
AB InBev special items	(154)	(32)	(122)	(122)	(0.06)
Asset impairment, exit and implementation costs	6	1	5	5	—
Loss on AB InBev/SABMiller business combination	33	7	26	26	0.01
Tax items	—	(152)	152	152	0.08

2018 Adjusted for Special Items	$7,490	$1,733	$5,757	$5,754	$3.04

Reconciliation of Altria’s Full-Year 2017 Adjusted Results

	Earnings before Income Taxes	(Benefit) Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
For the year ended December 31, 2017
2017 Reported	$9,828	$(399)	$10,227	$10,222	$5.31
NPM Adjustment Items	4	2	2	2	—
Tobacco and health litigation items	80	30	50	50	0.03
AB InBev special items	160	55	105	105	0.05
Asset impairment, exit, implementation and acquisition-related costs	89	34	55	55	0.03
Gain on AB InBev/SABMiller business combination	(445)	(156)	(289)	(289)	(0.15)
Settlement charge for lump sum pension payments	81	32	49	49	0.03
Tax items	—	3,674	(3,674)	(3,674)	(1.91)

2017 Adjusted for Special Items	$9,797	$3,272	$6,525	$6,520	$3.39

Altria reports its financial results in accordance with GAAP. Altria’s management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2018 Full-Year Guidance.” Altria’s management does not view any of these special items to be part of Altria’s underlying results as they may be highly variable, may be infrequent, are difficult to predict and can distort underlying business trends and results. Altria’s management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.